As filed with the Securities and Exchange Commission on September 30, 1994
                                                 Registration No. 33-______
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                               ____________
                                 FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933
                                 ________

                         FRANKLIN RESOURCES, INC.
          (Exact Name of Registrant as Specified in its Charter)

             Delaware                               13-2670991
(State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                         777 Mariners Island Blvd.
                        San Mateo, California 94404
                              (415) 312-3000
            (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Registrant's Principal Executive Offices)

Leslie M. Kratter                              Copies of Communications to:
Vice President and                                   Jeffrey E. Tabak, Esq.
Assistant Secretary                                  Weil, Gotshal & Manges
Franklin Resources, Inc.                                   767 Fifth Avenue
777 Mariners Island Blvd.                          New York, New York 10153
San Mateo, California 94404                                  (212) 310-8000
(415) 312-3000
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Registrant's Agent For Service)

Approximate date of commencement of proposed sale of the securities to the public: At such time or times after the effective date of this Registration Statement, as the Selling Stockholders shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

                                 Proposed       Proposed
                                 Maximum        Maximum        Amount of
Title of each       Amount       Offering       Aggregate      Registration
Class of Securities Being        Price          Offering       Fee
Being Registered    Registered   Per Share*     Price*
___________________________________________________________________________
Common Stock,
par value
$.10 per share      1,411,736    $35.1875       $49,675,461    $17,130
___________________________________________________________________________
      *Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c). The price indicated is based upon the average high and low market prices as reported by the New York Stock Exchange, Inc. on September 26, 1994.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

              SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1994



PROSPECTUS
                             1,411,736 Shares

                         FRANKLIN RESOURCES, INC.

                               Common Stock
                        (par value $.10 per share)

                         _________________________

      The 1,411,736 shares (the "Shares") of Common Stock (the "Common Stock") of Franklin Resources, Inc., a Delaware corporation (the "Company"), offered hereby are being sold by certain stockholders of the Company (the "Selling Stockholders"). See "SELLING STOCKHOLDERS". The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the New York Stock Exchange ("NYSE"), the Pacific Stock Exchange ("PSE"), the London Stock Exchange ("LSE") or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "PLAN OF DISTRIBUTION". The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

      The Shares are listed and traded on the NYSE and the PSE under the symbol "BEN". On October ___, 1994, the last reported sale price of the Company's Common Stock on the NYSE was $_____ per share, the last reported sale price of the Company's Common Stock on the PSE was $_____ per share, and the last reported sale price on the LSE was British Pounds _____.

                          ______________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
          BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _____________________

             The date of this Prospectus is October ___, 1994.



      NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES COVERED BY THIS PROSPECTUS TO ANY PERSON TO WHOM, OR IN ANY JURISDICTION IN WHICH, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SINCE THE DATE HEREOF.

                          _______________________

                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York, Seven World Trade Center, 13th Floor, New York, New York, 10048, and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-
2511). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Incorporated, 115 Sansome Street, Suite 1104, San Francisco, California 94104.

      This Prospectus constitutes a part of a Registration Statement on Form S-3 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete; with respect to each such contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 (the "Annual Report").

      (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1993, March 31, 1994 and June 30, 1994 (the "Quarterly Reports").

      (c) The Company's Current Reports on Form 8-K filed on April 14, 1994, April 28, 1994, and July 28, 1994.

      (d) The description of the Company's Common Stock, par value $.10 per share, contained in the Company's Registration Statements on Form 8-A (File No. 1-9318), filed November 6, 1986 and January 9, 1987, respectively, with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Harmon E. Burns, Executive Vice President, Legal and Administrative, Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, California 94404, (415) 312-3000.

                                THE COMPANY

      The Company is a diversified financial services holding company which, primarily through its various domestic and international subsidiaries, principally provides investment management, financial advisory and related services to mutual funds, closed end investment companies, private accounts, qualified retirement plans, and private trusts. The Company also provides advisory services to and sponsors and manages public and private real estate programs, offers consumer banking services, insured deposits and credit cards and provides custodial, trustee, and fiduciary services to IRA and Keogh plans and to qualified retirement plans and private trusts.

      The wide range of financial services offered by the Company gives both domestic and international institutional and individual investors a variety of investment alternatives designed to meet varying investment objectives, affording customers the opportunity both to allocate and to modify their investment resources among investment products as changing economic and market conditions warrant.

      The Company's principal office is located at 777 Mariners Island Boulevard, San Mateo, California 94404 and its telephone number is (415) 312-3000. The Company was incorporated under the laws of the State of Delaware in November 1969 and is the successor by merger to businesses previously conducted since 1947.

      On October 30, 1992, the Company acquired (the "Merger") substantially all of the assets of Templeton, Galbraith & Hansberger Ltd. ("TGH"). The Selling Stockholders acquired the Shares in connection with the Merger and agreed not to dispose of such Shares for a period of two years after issuance (the "Lock-Up Period"). Pursuant to a Registration Rights Agreement, dated July 30, 1992 (the "Registration Rights Agreement") entered into in connection with the acquisition of the Shares, the Company agreed to use its best efforts to register the Shares after the expiration of the Lock-Up Period on October 30, 1994. The Selling Stockholders have requested that the Company register the Shares and this Registration Statement is being filed pursuant to such request.

                              USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Share offered hereby.

                           SELLING STOCKHOLDERS

      The Selling Stockholders are Goodness, Ltd., a corporation organized under the laws of the Cayman Islands ("Goodness"), and Faithfulness, Ltd., a corporation organized under the laws of the Cayman Islands
("Faithfulness"). The Selling Stockholders acquired the Shares in connection with the Merger. See "THE COMPANY".

                          Number of                        Number of Shares
                          Shares Owned                     Owned after
Name of                   Prior to      Number of          Completion
Selling Stockholder       Offering      Shares Offered     of Offering (1)
___________________________________________________________________________

Goodness, Ltd. (2)        1,305,190     1,305,190              -0-
Faithfulness, Ltd. (2)      106,546       106,546              -0-


(1) Assuming all shares offered hereby are sold, the Selling Stockholders will own no shares of the outstanding Common Stock.

(2) John M. Templeton owns, indirectly through revocable trusts created by Mr. Templeton, all of the issued and outstanding shares of common stock of Goodness, Ltd. and Faithfulness, Ltd. Accordingly, Mr. Templeton beneficially owns the shares of Common Stock owned by each of Goodness, Ltd. and Faithfulness, Ltd. Mr. Templeton has entered into an agreement with a subsidiary of the Company (the "Consulting Agreement") pursuant to which he has been engaged to act as a consultant. Under the Consulting Agreement, Mr. Templeton is prohibited from engaging in certain activities which are competitive with the Company for a period of fifteen (15) years from the date of the Merger. Prior to the Merger, Mr. Templeton was Chairman of the Board of TGH.




                           PLAN OF DISTRIBUTION

      The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the NYSE, PSE, or LSE or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "SELLING STOCKHOLDERS". The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions, or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Share by them, may be deemed to be underwriting commissions or discounts, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares.

      The costs, expenses, and fees incurred in connection with the registration of the Shares, which are estimated to be $27,130 (excluding fees and out-of-pocket expenses of counsel selected by the Selling Stockholders, and discounts, fees, or commissions of underwriters, selling brokers or dealers relating to the distribution of the Shares), will be paid by the Company.


                               LEGAL MATTERS

      The legality of the Shares offered hereby will be passed upon for the Company by Weil, Gotshal & Manges.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the expenses to be paid by the Company in connection with this Registration Statement. None of such expenses are being paid by the Selling Stockholders. All such expenses are estimates, other than the filing fee payable to the Securities and Exchange
Commission.

Item                                     Amount

SEC registration fee                     $17,130
Legal fees and expenses                  $ 7,500
Accounting Fees                          $ 1,500
Miscellaneous                            $ 1,000

Total                                    $27,130

Item 15.  Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "DGCL") is applicable to the officers, directors, employees, and agents of the Company ("Covered Persons") and provides certain specific statutory rights and limitations on indemnification to persons involved as plaintiff or defendant in actual or threatened litigation or an investigation by reason of the status of such person as an officer, director, employee, or agent of a corporation. Indemnification of Covered Persons for judgments or amounts paid in settlement in civil cases, including attorneys' fees and other expenses is permitted, provided such action or civil case is not brought by or in the right of the corporation. In such instance, a Covered Person seeking indemnification must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation in respect of the claim; or, in addition, in the case where a Covered Person is seeking indemnification for fines and costs in a criminal action, such Covered Person did not have reasonable cause to believe his conduct was unlawful.

      Indemnification of a Covered Person for expenses, including attorneys fees, in connection with actions brought by or in the right of the corporation is also permitted but only where such Covered Person shall not have been adjudged to be liable to the Company unless a court determines that, despite such finding of liability, indemnification for such expenses is proper in view of all the circumstances of the matter.

      The DGCL requires that a corporation indemnify a Covered Person to the extent such Covered Person has been successful on the merits in connection with any action described therein, provides procedures for determining the merits of indemnification by the corporation and permits an unsecured advance of expenses prior to such determination upon a repayment undertaking by the Covered Person if such person is not entitled to be so indemnified.


      The above provisions are non-exclusive and indemnification is also permitted by law, agreement, vote of stockholders, or disinterested directors or otherwise. In addition, the DGCL permits the procurement of officers and directors liability insurance by a corporation to insure against various liabilities even if indemnification of such liability may not otherwise be permitted.

      In addition to the above described provisions, the Company's certificate of incorporation eliminates liability for breach of fiduciary duty, except: (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for violations of Section 174 of the DGCL, or (v) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL provides that directors shall, under certain circumstances, be jointly and severally liable for willful or negligent violations of Sections 160 and 173 of the DGCL. Section 160 of the DGCL imposes certain requirements with respect to stock repurchases and redemptions, and Section 174 imposes certain requirements with respect to dividends.

      The Company's by-laws also provide that directors and certain other personnel of the Company shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Company provided that each such person acted in good faith and in a manner he reasonably believed was in the Company's best interests. Indemnification by the Company under the by-laws is available in a criminal action only if such person had no reasonable cause to believe that his conduct was unlawful. Detailed procedures are set forth in the by-laws for the implementation of any such indemnification.

      The Company has also entered into indemnification agreements (the "Indemnification Agreements") with its directors, some of whom are also executive officers (the "Indemnified Persons") which provide for the prompt indemnification "to the fullest extent permitted by law", and the prompt advancing of attorneys' fees and all other costs, expenses, and obligations (collectively, "Expenses") paid or incurred by the Indemnified Person in connection with the investigation, defending, being a witness or otherwise participating in any threatened, pending, or completed action, suit or proceeding, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, suit or proceeding (any of the foregoing, a "Claim") related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. However, the Indemnification Agreements prohibit such indemnification (i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company when the Company has joined in or consented to such Claim, or (ii) if the Board of Directors or other person or body appointed by the Board of Directors (the "Reviewing Party") determines that such indemnification is not permitted under applicable law (and, in the event of such determination, required the Indemnification Person to reimburse the Company for all amounts theretofore paid in respect of such indemnification).
      The Indemnification Agreements also provide: (i) that the Indemnified Person is entitled to indemnification for Expenses to the extent he is successful in defending any Claim, whether on the merits or otherwise, and to partial indemnification if he is entitled to indemnification for some, but not all, of such Expenses, (ii) a mechanism through which the Indemnified Person may seek court relief if the Reviewing party determines that the Indemnified Person would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreements), (iii) that the Indemnified Person is entitled to indemnification against all Expenses incurred in seeking to collect an indemnity claim from the Company or in seeking to recover under a directors' and officers' liability insurance policy, and (iv) that the Company has the burden of proving that the Indemnified Person is not entitled to indemnification in any particular case and that the termination of any Claim by judgment, order, settlement, or conviction shall not create a presumption that the indemnification is not permitted by applicable law.

      The Indemnification Agreements provide that in the event of a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Indemnification Agreements. Additionally, such agreements provide that in the event of a potential change in control, the Company will, upon written request of the Indemnified Person, create and fund a trust to satisfy expenses incurred in connection with a claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

      The rights of the Indemnified Persons under the Indemnification Agreements will not be exclusive of any rights they may have under the DGCL, directors' and officers' liability insurance, the Company's by-laws, or otherwise; however, the Indemnification Agreements will not permit double payment. The Indemnification Agreements, while not requiring that the Company maintain directors' and officers' liability insurance, do require that the Indemnified Person be provided with full coverage under any policy or policies actually obtained. Additionally, the Indemnification Agreements provide that, if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from third parties.

      To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors or other persons, such repeal or limitation will not affect the indemnification of the Indemnified Persons under the Indemnification Agreements referred to above, since their rights to full protection are contractually assured by the Indemnification Agreements.

      The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

      The Company has been advised that the Commission has taken the position that, insofar as indemnification by a registrant for liabilities arising under the Securities Act may be provided for directors, officers, and controlling persons of the Company pursuant to the foregoing agreements or provisions, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. If a claim for indemnification for any liability arising under the Securities Act is asserted against the Company by a director, officer, or controlling person, the Company, unless in the opinion of counsel for the Company the question has theretofore been decided by controlling precedent will, before making such indemnification, submit to a court of competent jurisdiction the question of whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.


Item 16.  Exhibits

4 Registration Rights Agreement dated July 30, 1992 among the Company, each of the Selling Stockholders and others filed as Exhibit 4 to the Company's Registration Statement on Form S-3 (33-53586) which became effective on January 7, 1993 is hereby incorporated herein in its entirety by this reference

5     Opinion of Weil, Gotshal & Manges*

23.1  Consent of Coopers & Lybrand

23.2  Consent of Weil, Gotshal & Manges (included in Exhibit 5)*

24    Power of Attorney (included as part of the signature page hereof)


      *To be filed by amendment


Item 17.  Undertakings

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;


          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the Securities being registered hereby which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on September 30, 1994.

                                             FRANKLIN RESOURCES, INC.

                                             By:  /s/ Leslie M. Kratter
                                                  _____________________
                                                  Leslie M. Kratter
                                                  Vice President and
                                                  Assistant Secretary


                             POWER OF ATTORNEY


      Each officer or director whose signature appears below hereby appoints each of Leslie M. Kratter and Harmon E. Burns his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his behalf, as an individual and in the capacity stated below, any amendment or post-effective amendment to this Registration Statement therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 30th day of September, 1994 in the capacities indicated.


Signature                                  Title


/s/  Charles B. Johnson                    Chairman, President, and Chief
______________________________________     Executive Officer, Principal
        Charles B. Johnson                 Executive Officer and Director

/s/  Martin L. Flanagan                    Senior Vice President, Principal
______________________________________     Financial Officer and Principal
        Martin L. Flanagan                 Accounting Officer

/s/  Harmon E. Burns                       Executive Vice President, Legal
______________________________________     and Administrative, Secretary
         Harmon E. Burns                   and Director

______________________________________     Director
        Judson R. Grosvenor

/s/ F. Warren Hellman                      Director
______________________________________
         F. Warren Hellman

______________________________________     Senior Vice President and
        Charles E. Johnson                 Director


______________________________________     Executive Vice President and
       Rupert H. Johnson, Jr.              Director


/s/  Harry O. Kline                        Director
______________________________________
          Harry O. Kline

______________________________________     Director
         Peter M. Sacerdote


/s/  Louis E. Woodworth                    Director
______________________________________
         Louis E. Woodworth


                             INDEX TO EXHIBITS


Exhibit No.                                                        Page

4 Registration Rights Agreement dated July 30, 1992 among the Company, each of the Selling Stockholders and others filed as Exhibit 4 to the Company's Registration Statement on Form S-3 (33-53586) which became effective on January 7, 1993 is hereby incorporated herein in its entirety by this reference.

5     Opinion of Weil, Gotshal & Manges*

23.1  Consent of Coopers & Lybrand

23.2  Consent of Weil, Gotshal & Manges (included in Exhibit 5)*

24    Power of Attorney (included as part of the signature page hereof)

      *To be filed by amendment






                               EXHIBIT 23.1



COOPERS                             Coopers & Lybrand L.L.P.
&LYBRAND

                                a professional services firm











                      CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in this Registration Statement of Franklin Resources, Inc. on Form S-3 for the issuance of common stock of our report dated December 3, 1993, on our audits of the consolidated financial statements and financial statement schedules of Franklin

Resources, Inc.



                               /s/  Coopers & Lybrand L.L.P.



San Francisco, California
September 28, 1994







Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).